Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

AEON GLOBAL HEALTH CORP.

SENIOR SECURED GRID NOTE

Maximum Principal Amount: $[1,100,000.00.00]/[900,000.00]	Issuance Date: July 19, 2018
Maturity Date: June 30, 2020

FOR VALUE RECEIVED, AEON GLOBAL HEALTH CORP., a Delaware corporation (the “Borrower”), with its principal offices located at 2225 Centennial Drive, Gainesville, GA 30504, hereby issues this Senior Secured Grid Note (this “Note”) and unconditionally promises to pay to the order of [Hanif A. Roshan]/[Optimum Ventures, LLC] (the “Holder” or “Lender”) at such address as the Lender designates in writing to the Borrower, the principal sum of funds as has been advanced from time to time (“Principal Amount”), less amounts repaid, as recorded by the Lender in the column headed “Aggregate Unpaid Principal Amount” on the Grid Schedule of Loans attached to and forming part of this Note, together with all accrued and unpaid interest thereon calculated with respect to each advance hereunder from and including the date of such advance at the interest rate set forth below in Section 3 (“Interest”), on or before June 30, 2020 (the “Maturity Date”) or such other earlier date as this Note is required or permitted to be repaid as provided hereunder; provided that the Aggregate Unpaid Principal Amount shall not exceed the Maximum Principal Amount specified below. The aggregate Principal Amount of this Note shall not exceed $[1,100,000.00]/[900,000.00] (“Maximum Principal Amount”). As of the Issuance Date, the Aggregate Unpaid Principal Amount of this Note is $[784,612]/[630,837].

This Note is being issued pursuant to the Exchange Agreement (as defined below) between the Borrower and the original Holder of the Note. By its acceptance of this Note, Holder agrees to be bound by the terms of the Exchange Agreement. Payment of Principal and Interest of this Note shall be secured in accordance with the Security Agreement (defined below). This Note ranks pari passu in right of payment with all other notes issued pursuant to the Exchange Agreement and the Prior Senior Notes (as defined below) that remain outstanding as of the Issuance Date, under the terms set forth herein and shall be senior in right of payment to all other Indebtedness of the Borrower and its Subsidiaries, subject to the terms, conditions and limitations set forth herein. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Exchange Agreement and (b) the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Borrower, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Borrower which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Exchange Agreement” means that certain Exchange Agreement, dated as of July 19, 2018 by and between the Borrower and the original Holder as amended, modified or supplemented from time to time in accordance with its terms.

“Indebtedness” shall have the meaning ascribed to such term in the Security Agreement.

“Majority in Interest” means, at any time of determination, fifty-one percent (51%) in interest (based on then-outstanding aggregate Principal Amounts of the Notes issued under the Exchange Agreement at the time of such determination) of the holders of such Notes.

“Permitted Indebtedness” shall have the meaning ascribed to such term in the Security Agreement.

“Permitted Liens” shall have the meaning ascribed to such term in the Security Agreement.

“Prior Senior Notes” means the aggregate principal amount of (i) $2,545,199 of Senior Secured Convertible Notes originally issued pursuant to that certain exchange agreement, dated March 20, 2017 and (ii) $504,452 of Senior Secured Convertible Notes originally issued pursuant to that certain exchange agreement, dated March 27, 2018.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Amended and Restated Security Agreement dated as of March 20, 2017, as amended on March 27, 2018 and on the date hereof, which agreement provides for the inclusion of the Note as a secured note under the terms thereof.

“Transaction Documents” means this Note, together with the Exchange Agreement, the Security Agreement and all other Notes, agreements, instruments, documents and certificates executed in connection with the Exchange Agreement or contemplated thereby.

Section 2. Extensions of Credit. This Note is a direct obligation of the Borrower and evidences a loan presently being made by the Lender (as specified on the Grid Schedule of Loans) to the Borrower, and at the Borrower’s election, which may be made following the Issuance Date but prior to the Maturity Date, (each, a “Loan”) from time to time by the Lender, to the Borrower up to the Maximum Principal Amount. The Borrower may borrow, pay, prepay and re-borrow any portion of the Maximum Principal Amount available under this Note up to and including the first to occur of the Maturity Date or the date of an Event of Default (as defined in Section 6 below). The Borrower shall give the Lender notice of each borrowing request by 2:00 p.m. (New York City time) at least two (2) Business Days prior to each requested borrowing hereunder, provided that no loan advance shall be in an amount equal to less than $10,000. Lender shall make all loan advances hereunder promptly after its receipt of such request in accordance with instructions provided by Borrower, but in no event later than two (2) Business Days following the date of such loan request.

The Aggregate Unpaid Principal Amount due hereunder may be reduced to zero from time to time without affecting the validity of this Note. Notwithstanding the foregoing, however, this Note may be earlier terminated in full upon repayment by the Borrower of the Aggregate Unpaid Principal Amount and Interest thereon, if the Borrower expressly notified the Lender that upon such repayment it elects to terminate its rights to obtain further loans hereunder, in which event no further loans shall be available to the Borrower hereunder.

The amounts outstanding from time to time under this Note as evidenced on the Grid Schedule of Loans attached hereto shall, when endorsed by Lender, be conclusive and binding on the Borrower in the absence of manifest error; provided that the failure of the Lender to record any amounts owing hereunder on the Grid Schedule of Loans attached hereto shall not affect the obligation of the Borrower to pay to the Lender the Aggregate Unpaid Principal Amount due and payable hereunder at such time or times that payment is due. The Lender shall and is hereby authorized by the Borrower to endorse on the attached Grid Schedule of Loans an appropriate notation to evidence the date and Principal Amount of each Loan made to the Borrower by the Lender. The Lender’s failure to make (or any error in making) any such notation shall not limit or otherwise affect the obligations of the Borrower hereunder. This Note shall be used to record all Loan advances and payments of Principal hereunder and it shall continue to be used even though there may be periods when no amount of Principal or Interest is owing hereunder. The Grid Schedule of Loans shall be updated: (i) from time to time to reflect each advance of Principal; and (ii) monthly within 10 days of the end of each calendar month to reflect accrued Interest payable by Borrower.

Section 3. Interest. This Note shall bear and accrue simple Interest at the rate of 7.5% per annum of the Aggregate Unpaid Principal Amount, payable in arrears on the Maturity Date or such earlier date as this Note may be payable in accordance with Section 4, below, at which time all accrued and unpaid Interest shall be immediately due and payable. All computations of Interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such Interest is payable. Accrued Interest on the Aggregate Unpaid Principal Amount shall be due and payable on the Maturity Date or on any earlier date on which the Aggregate Unpaid Principal Amount of this Note becomes due and payable.

Section 4. Payment. Payment of the Aggregate Unpaid Principal Amount of this Note, and Interest thereon (the “Unpaid Balance”), shall be due and payable in full on the Maturity Date and be made upon the surrender of this Note to the Borrower, at its chief executive office (or such other office within the United States as shall be designated by the Borrower to the Holder hereof) (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Unpaid Balance of this Note at any time shall be the total amount advanced by the Lender to Borrower, less the total payments of Principal Amount and accrued Interest previously made hereon by Borrower.

If the Maturity Date (or earlier date of payment) shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday and Interest shall continue to accrue on any Principal Amount so effected until the payment thereof on such extended due date. The Borrower may prepay this obligation in whole or part at any time and from time to time without premium or penalty of any kind, upon ten (10) days advance written notice to the Lender, provided that any prepayment shall be applied first to accrued but unpaid Interest and any other sums owed to Lender, and then to reduce the unpaid Principal Amount of the Note. Payments of Principal Amount and Interest shall be deemed made on the date such payment is deposited or, if mailed, on the date deposited in the mail with proper postage and addressed to the Lender and the address as shown on the records of the Borrower, or such other address as provided to the Borrower in writing by the Lender. Payments of all amounts due hereunder shall be made in lawful money of the United States by check or wire transfer of immediately available funds to such account as designated by Lender in advance of the subject payment date.

Section 5.   Seniority, Security and Negative Covenants.

(a)      Seniority and Security. This Note ranks pari passu in right of payment with (i) the Prior Senior Notes that remain outstanding as of the Issuance Date and (ii) all other Notes now or hereafter issued in accordance with the Exchange Agreement and shall be senior in right of payment to all other Indebtedness of the Borrower and its subsidiaries, subject to the terms herein. The obligations of the Borrower under this Note are secured by certain assets of the Borrower pursuant to the Security Agreement.

(b)        Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of a Majority in Interest shall have otherwise given prior written consent, the Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(i)      other than Permitted Indebtedness (as defined in the Security Agreement), enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(ii)     other than Permitted Liens (as defined in the Security Agreement), enter into, create, incur, assume or suffer to exist any Liens (as defined in the Security Agreement) of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; or

(iii)    repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (x) repurchases of Common Stock or Common Stock Equivalents pursuant to employee, director or consultant repurchase plans or similar agreements; and (y) repurchases of Common Stock or Common Stock Equivalents of any claims asserted or threatened by holders of such securities; or

(iv)    prepay any Indebtedness (as defined in the Security Agreement), other than the Notes if on a pro-rata basis, and other than pursuant to payments of Permitted Indebtedness. For purposes of clarity, nothing herein shall restrict or limit the Borrower’s payment of the principal amount of, or interest on, any instruments evidencing Indebtedness issued by the Borrower prior to the date hereof and as such instruments may have been amended to date, in accordance with their terms, and any deferrals, renewals or extensions thereof, and any notes or other instruments or evidences of Indebtedness issued in respect of or in exchange thereof.

(c)      Notwithstanding the foregoing provisions of this Section 5, if any transaction contemplated by Section 5(b) provides for the repayment of this Note at or prior to the closing of such transaction, then the consent of the Lender shall not be required, provided that this Note is paid in full at or prior to the closing of such transaction.

Section 6. Events of Default.

(a)      For purposes of this Note, an “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)     the Borrower’s or any subsidiary of the Borrower’s (a “Subsidiary”) failure to pay to the Lender any amount of Principal, Interest, late charges or other amounts when and as due under this Note (including, without limitation, the Borrower’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest, late charges or other amounts when and as due, in which case only if such failure remains uncured for a period of at least fifteen (15) days;

(ii)      the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Borrower or any of its Subsidiaries, other than in any amount not in excess of an aggregate of $150,000;

(iii)     bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(iv)     the commencement by the Borrower or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the filing by it of a petition seeking reorganization or relief under any applicable federal, state or foreign law, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower or any Subsidiary in furtherance of any such action;

(v)     the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Borrower or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Borrower or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Borrower or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(vi)     a final judgment or judgments for the payment of money aggregating in excess of $150,000 are rendered against the Borrower and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $150,000 amount set forth above so long as the Borrower provides the Lender a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Lender) to the effect that such judgment is covered by insurance or an indemnity and the Borrower or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(vii)   the Borrower and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $150,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Borrower and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $150,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Borrower or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Borrower or any of its Subsidiaries, individually or in the aggregate;

(viii)   other than as specifically set forth in another clause of this Section 6(a), the Borrower or any Subsidiary breaches, in any material respect, any representation, warranty, covenant or other term or condition of any Transaction Document (including, without limitation, the Security Agreement, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive Business Days after notice of breach from Lender or fifteen (15) consecutive Business Days from when the Borrower became aware of such breach (in each case, subject to any grace or cure period provided therein);

(ix)     any material provision of any Transaction Document (including, without limitation, the Security Agreement) shall at any time for any reason (other than pursuant to the express terms thereof or such provision has been performed in full or waived by the relevant party) cease to be valid and binding on or enforceable against the parties thereto, or a proceeding shall be commenced by the Borrower or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Borrower or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(x)      the Security Agreement shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Agreement) in favor of the Lender; or

(xi)    any material damage to, or loss, theft or destruction of, any material portion of the Collateral, whether or not insured, which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect.

(b)           Remedies upon Event of Default.

(i)     If an Event of Default (other than an Event of Default arising from events described in clauses (iii), (iv) and/or (v) of Section 6(a)) occurs and is continuing with respect to any of the Notes, the Lender may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Lender, including any Interest to the date of payment. Upon a declaration of acceleration, such Principal Amount and premium, if any, and accrued and unpaid Interest, to the date of payment shall be immediately due and payable. Upon the occurrence of an Event of Default arising from events described in clauses (iii), (iv) and/or (v) of Section 6(a), this Note shall become due and payable automatically, without any declaration or other act on the part of the Lender. In the event of such acceleration, the amount due and owing to the Lender shall be 110% of the outstanding Principal Amount of the Notes held by the Lender (plus all accrued and unpaid Interest and late charges, if any). The Borrower hereby, to the fullest extent permitted by applicable law, waives presentment, demand, or any other notice of any other kind (except as otherwise specifically set forth herein), in connection with performance, default, acceleration or enforcement of or under this Note.

(ii)     If an Event of Default with respect to this Note occurs and is continuing, the Lender may pursue any available remedy by proceeding at law or in equity to collect the defaulted payment or to enforce the performance of any provision of this Note. Notwithstanding any other provision in this Note, the Lender of this Note shall have the right, which is absolute and unconditional, to receive payment of the Principal Amount, plus accrued and unpaid Interest thereon, in respect of the Note held by the Lender, on or after the final Maturity Date, or to bring suit for the enforcement of any such payment on or after such date, and such rights shall not be impaired or affected adversely without the consent of the Lender.

(iii)     Except as otherwise provided herein, no right or remedy conferred in this Note upon the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Lender of this Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section 6 or by law to the Lender may be exercised from time to time, and as often as may be deemed expedient, by the Lender.

Section 7.   Transferability; Loss and Replacement.

(a)     This Note has not been registered under the Securities Act, or the securities laws of any state or other jurisdiction.  Neither this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of registration under the Securities Act and any applicable state securities laws, or unless (i) such transaction is exempt from, or not subject to, registration under the Securities Act or the securities laws of any state or other jurisdiction and (ii) is made in compliance with applicable federal and state statutory resale restrictions, if any.  The Holder by its acceptance of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof or interest therein without the prior written consent of Borrower except to a Permitted Transferee and then only: (a) to a Person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (b) pursuant to a transaction in compliance with Rule 144 or Rule 144A under the Securities Act, and in each case the transferor shall furnish the Borrower with such certifications, legal opinions or other information as the Borrower may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable. For the purposes of this Note, a “Permitted Transferee” is an Affiliate of the Lender.

(b)     This Note has been issued subject to certain investment representations of the original Holder set forth in the Exchange Agreement and may be transferred or exchanged only in compliance with the Exchange Agreement and applicable federal and state securities laws and regulations.

(c)      Reliance on Note Register. The Transfer of this Note is registrable on the books of the Borrower upon surrender of this Note for registration of Transfer at the Borrower’s designated office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Borrower duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees. Prior to due presentment for transfer to the Borrower of this Note, the Borrower and any agent of the Borrower may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary.

(d)      Transfer Mechanics. Upon presentation of this Note for registration of Transfer at the Borrower’s designated office accompanied by (i) certification by the transferor that such Transfer is in compliance with the terms hereof, (ii) a legal opinion or other information as the Borrower may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable, and (iii) by a written instrument of Transfer in a form approved by the Borrower executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Note shall be transferred on the Note register, and a new Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Notes shall be subject to such additional restrictions as are set forth in the legends on the Notes and to such additional reasonable regulations as may be prescribed by the Borrower as specified herein. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register.

Section 8.       Miscellaneous.

(a)     Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Borrower, at the address set forth above, or such other facsimile number or address as the Borrower may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Borrower hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Borrower, or if no such facsimile number or address appears on the books of the Borrower, at the principal place of business of such Holder, as set forth in the Exchange Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)      Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the unpaid Principal Amount of, liquidated damages and accrued Interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Borrower.

(c)     Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note identical in all respects to this Note for the Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Borrower.

(d)      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note or any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) (such courts, collectively, the “Delaware Courts”). Borrower and Holder hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each of Borrower and Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Borrower and Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

(e)      Waiver. Any waiver by the Borrower or the Lender of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Borrower or the Lender to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Borrower or the Lender must be in writing.

(f)      Severability; Usury. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any Interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law and the interest payable shall be computed at such maximum rate. Any prior Interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Aggregate Unpaid Principal Amount of this Note.

(g)      Independent Representation. Each Holder expressly represents and warrants to the Borrower that (a) said Holder has had the opportunity to seek the advice of his or its own counsel and advisors; (b) this Agreement is the result of arm’s length negotiations conducted by and among the parties; and (c) said Holder acknowledges that the law firm of Becker & Poliakoff, LLP has been retained by the Borrower to prepare this Agreement as legal counsel for the Borrower, that Becker & Poliakoff, LLP does not represent any Holder in connection with the preparation or execution of this Agreement, that such firm has not given any legal, investment or tax advice to any Holder regarding this Agreement, and that such Holder has not relied upon any legal advice except as provided by its own attorneys. Becker & Poliakoff, LLP is expressly intended as a beneficiary of the representations and warranties of the Holder contained in this Section 8(g).

(h)     Entire Agreement; Amendments. This Note and the other Transaction Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Note and such other Transaction Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note or such other Transaction Documents. Neither this Note nor any term hereof may be amended unless such amendment is in a writing executed by the Borrower and the Holder.

(i)      Invalidated Payments. To the extent that Lender receives any payment on account of any of Borrower’s obligations under this Note, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinate and/or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrower’s obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Lender and applied on account of Borrower’s obligations.

(j)      Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(k)      Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the Issuance Date.

BORROWER:

AEON GLOBAL HEALTH CORP.

By: _________________________________

Name:   Michael J. Poelking

Title:     Chief Financial Officer

Agreed and received:

[HANIF A. ROSHAN]/[OPTIMUM VENTURES LLC]

By: _____________________________

Name:

Title:

[GRID SCHEDULE OF LOANS FOLLOWS]

GRID SCHEDULE OF LOANS

The Grid Schedule of Loans set forth below is the “Grid” referred to in, and forming part of, the Senior Secured Grid Note dated as of July 19, 2018, and recording Loan Advances made by the Lender to Aeon Global Health Corp.

Date of Loan Advance	Amount of Loan	Aggregate Unpaid Principal Amount Repaid	Aggregate Unpaid Principal Amount	Amount of Accrued Interest	Notation
7/19/2018	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$

TOTAL	$	$	$	$

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